Exhibit 10.37

INSTRUCTIONS

Restricted Stock Units

A Long Term Incentive Award

(The Agreement begins after this page)

You will be deemed to have accepted this Restricted Stock Unit award and agreed to be bound by the terms and conditions of the Notice of Grant, the Restricted Stock Unit Agreement and the Plan (as defined in such Notice) unless you inform the Company in writing that you wish to decline the Restricted Stock Unit award.

To decline the Restricted Stock Unit Award, please send written notice of your decision to decline this Restricted Stock Unit award to the Stock Plan Administrator as follows:

•	via e-email

•	tara.alford@actavis.com

•	via inter-office mail

•	Stock Plan Administrator, Morris Corporate Center III, Building A, Third Floor

•	or via regular mail to

Actavis plc

Attn: Stock Plan Administrator

400 Interpace Parkway

Morris Corporate Center III

Parsippany, NJ 07054

In order to be effective, your written notice to decline the Restricted Stock Unit Award must be received by the Stock Plan Administrator prior to the date that is 30 days immediately following the Date of Grant set forth on the Notice of Grant. The company, including its stock plan administration, will not be responsible for any delivery delay of your notice for any reason.

If you do not decline this Restricted Stock Unit award within 30 days immediately following the Date of Grant, you will be deemed to have accepted this Restricted Stock Unit award. Should you choose to decline this grant; the grant will be updated to reflect your decision.

NOTICE OF GRANT

Congratulations, you (“Holder”) have been granted an award of restricted stock units (the “Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one ordinary share of Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Actavis, Inc, or in certain jurisdictions, the cash equivalent thereof. The Restricted Stock Unit award is subject to the terms and conditions of the Award Agreement and and The Amended and Restated Allergan, Inc. 2011 Incentive Award Plan, as amended from time to time (the “Plan”), which are attached hereto as Exhibits 1-A and 1-B, respectively, and of which this Notice of Grant is a part. By accepting (or being deemed to have accepted) the Restricted Stock Unit award (including, in the case of Holders residing outside the United States (“Foreign Holders”), the Foreign Country Appendix), you represent and warrant to the Company that you have read the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plan and agree to be bound by their terms and conditions. Capitalized terms not otherwise defined in this Notice of Grant shall be as defined in the Plan and the Award Agreement.

Subject to the terms and conditions of the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plan, the terms and conditions of this Restricted Stock Unit award are set forth below:

Holder’s Name:	Number of RSUs Granted:

Date of Grant:

Subject to the terms and restrictions of the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plan, the Restricted Stock Units shall be eligible to become vested in accordance with the following schedule:

On and After This Date	The Restricted Stock Units Shall Becoming Fully Vested on the Date Shown.
Total Shares:	[	]

EXHIBIT 1-A

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT, dated as of the Date of Grant appearing on the Notice of Grant, is made by and between Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Allergan, Inc., and the Employee, Director or Consultant whose name and signature appear on the Notice of Grant and Signature Page hereof (“Holder”).

WHEREAS, the Company wishes to grant to Holder an award of restricted stock units (the “Restricted Stock Units” or “RSUs”), pursuant to the terms and conditions and restrictions of the Notice of Grant, this Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and The Allergan Inc. 2011 Incentive Award Plan, as amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Award Agreement, the “Plan”); and

WHEREAS, it has been determined that it would be to the advantage and best interest of the Company and its shareholders to grant Holder the Restricted Stock Units as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF RESTRICTED STOCK UNITS

Section 1.1 – Grant of Restricted Stock Units. In consideration of the recitals, Holder’s agreement to remain in the employ or service of the Company or a Subsidiary, and for other good and valuable consideration, the Company grants to Holder an award of Restricted Stock Units as specified in the Notice of Grant upon the terms and conditions set forth in this Award Agreement (including, the in the case of Foreign Holders, the Foreign Country Appendix).

Section 1.2 – Consideration to the Company. As partial consideration for the grant of the Restricted Stock Units by the Company, Holder agrees to render faithful and efficient services to the Company or a Subsidiary. Nothing in this Award Agreement or in the Plan shall confer upon Holder any right to continue in the employ or services of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment or other agreement between Holder and the Company and any Subsidiary.

Section 1.3 – Adjustments in Restricted Stock Units. The Administrator may adjust the Restricted Stock Units in accordance with the provisions of Section 14.2 of the Plan.

ARTICLE II

VESTING AND PAYMENT OF RESTRICTED STOCK UNITS

Section 2.1 – Vesting Schedule. Subject to Section 2.2 hereof and except as may be otherwise provided pursuant to Company policy, a valid employment agreement or otherwise, in each case as and to the extent applicable, the Restricted Stock Units will vest and become nonforfeitable with respect to each portion thereof upon satisfaction of the conditions specified in the applicable vesting schedule set forth on the Notice of Grant, subject to Holder’s continued employment or services through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Award Agreement. For the avoidance of doubt, for purposes of determining the vesting date, any performance conditions will be considered to be satisfied (to the extent that they are determined to be satisfied) as of the last day of the applicable performance period. Unless otherwise determined by the Administrator, partial employment or service, even if substantial, during any vesting period will not entitle Holder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service, Consultancy or Directorship as provided in Section 2.2 hereof or under the Plan.

Section 2.2 – Forfeiture, Termination and Cancellation upon Termination of Services. Except as may be otherwise provided pursuant to Company policy, a valid employment agreement or otherwise, in each case as and to the extent applicable, in the event of Holder’s Termination of Service, Consultancy or Directorship, all unvested RSUs subject to this Award Agreement as of the date of such Termination shall thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Holder, or Holder’s beneficiaries or personal representatives, as the case may be, shall have no further rights hereunder.

Section 2.3 – Payment Upon Vesting. As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.1, but in no event later than seventy-five (75) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code for Holders subject thereto), the Company shall deliver to Holder (or any transferee permitted under the Plan): (a) a number of fully vested shares of Common Stock equal to the number of Restricted Stock Units that vest on the applicable vesting date or (b) an amount of cash with a value equal to the Fair Market Value of a number of shares of Common Stock equal to the number of Restricted Stock Units that vest on the applicable vesting date, in the Company’s discretion in each case unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.2 hereof. Notwithstanding the foregoing, in the event shares of Common Stock are otherwise payable pursuant to the preceding sentence but cannot be issued pursuant to Section 3.2 (a), (b) (c) or (d) hereof, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued in accordance with Section 3.2 (a), (b) (c) or (d) hereof.

Section 2.4 – Grant is Not Transferable. Except as provided herein, Holder (and Holder’s legal representative) shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign the Restricted Stock Units subject to this Award Agreement other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Restricted Stock Units have been issued. Neither the Restricted Stock Units subject to this Award Agreement nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, this Section 2.4 shall not prevent transfers subject to the consent of the Administrator, pursuant to a DRO or an analogous non-United States order or procedure.

ARTICLE III

OTHER PROVISIONS

Section 3.1 – Administration. The Administrator shall have the power to interpret the Plan and this Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend this Award Agreement, provided that the rights or obligations of Holder are not affected adversely. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Units.

Section 3.2 – Conditions to Issuance of Stock Certificates. Any Common Stock issuable hereunder may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company and are held as treasury shares available for re-issue. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates (or any account or other evidence representing issuance) for shares of Common Stock or other cash, stock or other property pursuant to this Award Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable; and

(b) The completion of any registration or other qualification of such shares under any applicable law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Holder as to investment intent or completion of other actions necessary to perfect exemptions, as the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of payment of any applicable withholding tax in accordance with Section 3.7.

Section 3.3 – Rights as Shareholder. Holder shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Restricted Stock Units or any shares of Common Stock issuable thereunder unless and until any such shares shall have been issued by the Company and held of record by Holder pursuant to Section 2.3. No adjustment to the Restricted Stock Units will be made for a dividend or other right for which the record date is prior to the date, if any, the shares of Common Stock are issued, except as provided in Section 14.2 of the Plan. Except as otherwise provided herein, upon the delivery of Common Stock, hereunder, Holder shall have all the rights of a shareholder with respect to the Common Stock, including the right to vote the Common Stock and the right to receive all dividends or other distributions paid or made with respect to the Common Stock.

Section 3.4 – Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 – Titles and Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. This Award Agreement shall be administered, interpreted and enforced under the internal laws of the State of New Jersey, without regard to conflicts of laws thereof.

Section 3.6 – Conformity to Securities Laws. Holder acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of all applicable laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units and Restricted Stock award granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Award Agreement and the Restricted Stock Units and Restricted Stock award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7 – Tax Withholding. In the case of Employees, the Company (or a Subsidiary) shall be entitled to require payment in cash or deduction from any shares of Common Stock or cash payable under this Restricted Stock Unit award or other compensation payable to Holder of any sums required pursuant to applicable tax law to be withheld with respect to the issuance, vesting or payment of this Restricted Stock Unit award or the shares of Common Stock or cash. Except as otherwise provided by the Administrator in its discretion, in satisfaction of the foregoing requirement, the Company shall withhold shares of Common Stock or cash payable under this Restricted Stock Unit award and Holder hereby elects to transfer and deliver to the Company such cash or shares of Common Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan and this Award Agreement, the shares of Common Stock or cash which may be withheld with respect to the issuance, vesting or payment of this Restricted Stock Unit award or the shares of Common Stock in order to satisfy Holder’s income taxes and payroll tax liabilities and, in the case of Foreign Holders, social insurance, with respect to the issuance, vesting or payment of this Restricted Stock Unit award or the shares of Common Stock or cash shall be limited to the number of shares which have a Fair Market Value, or cash with a value, on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income, or such other rate as may be required by applicable law, rule or regulation as determined by the Administrator. If Common Stock is payable under this Restricted Stock Unit Award, the Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Holder or Holder’s legal representative or enter such share of Common Stock in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all taxes applicable to the taxable income of Holder resulting from the grant of the Restricted Stock Units or the issuance or vesting of shares of Common Stock. In the case of Directors and Consultants, Holder shall be solely responsible for all applicable income and self-employment taxes and other wage deductions incurred in connection with the issuance, vesting or payment of this Restricted Stock Unit Award or the shares of Common Stock or cash payable hereunder. Unless required to do by applicable law, the Company shall not pay or withhold any taxes of any kind with respect to Restricted Stock Unit Awards of Directors and Consultants.

Section 3.8 – Authorization to Release Necessary Personal Information.

(a) In the case of Foreign Holders, Holder hereby authorizes and directs Holder’s employer or the entity to which Holder provides services to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Holder’s employment or services, the nature and amount of Holder’s compensation and the fact and conditions of Holder’s participation in the Plan (including, but not limited to, Holder’s name, home address, telephone number, date of birth, social security number (or other applicable social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all Restricted Stock Units or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Holder’s participation in the Plan. Holder understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the grant of Restricted Stock Units under the Plan or with whom shares of Common Stock or cash acquired upon settlement of Restricted Stock Units may be deposited. Holder acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Holder’s residence. Furthermore, Holder acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties, is necessary for Holder’s participation in the Plan.

(b) Holder may at any time withdraw the consents herein, by contacting Holder’s local human resources representative in writing. Holder further acknowledges that withdrawal of consent may affect Holder’s ability to realize benefits from the Restricted Stock Units, and Holder’s ability to participate in the Plan.

Section 3.9 – No Entitlement or Claims for Compensation.

(a) Holder’s rights, if any, in respect of or in connection with Restricted Stock Unit or any other award is derived solely from the discretionary decision of the Company to permit Holder to participate in the Plan and to benefit from a discretionary award. By accepting this Restricted Stock Unit award, Holder expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional awards to Holder. This Restricted Stock Unit award is not intended to be compensation of a continuing or recurring nature, or part of Holder’s normal or expected compensation, and in no way represents any portion of Holder’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Restricted Stock Unit award or any other award granted under the Plan shall be deemed to give Holder a right to remain an Employee, Consultant or Director of the Company, a Subsidiary or parent or any other affiliate. The Company and its Subsidiaries, parents and affiliates, as applicable, reserve the right to Terminate the Consultancy, Directorship or Employment of Holder, as applicable, at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment or other agreement (if any), and Holder shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Restricted Stock Unit award or any outstanding award that is forfeited and/or is terminated by its terms or to any future award.

Section 3.10 – Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Holder’s current or future participation in the Plan by electronic means or to request Holder’s consent to participate in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 3.11 – Foreign Country Appendix. In the case of Foreign Holders, notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit award shall be subject to any special terms and conditions set forth in the Foreign Country Appendix to this Award Agreement for Holder’s country of residence. Moreover, if Holder relocates to one of the countries included in the Foreign Country Appendix, the special terms and conditions for such country will apply to Holder, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Foreign Country Appendix constitutes part of this Award Agreement.

Section 3.12 – Authorization to Release Necessary Personal Information.

(a) In the case of Foreign Holders, Holder hereby authorizes and directs Holder’s employer or the entity to which Holder provides services to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Holder’s employment or services, the nature and amount of Holder’s compensation and the fact and conditions of Holder’s participation in the Plan (including, but not limited to, Holder’s name, home address, telephone number, date of birth, social security number (or other applicable social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all awards of Restricted Stock Units or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Holder’s participation in the Plan. Holder understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the grant of Restricted Stock Units under the Plan or with whom shares of Common Stock or cash acquired upon sale of the Common Stock may be deposited. Holder acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Holder’s residence. Furthermore, Holder acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties, is necessary for Holder’s participation in the Plan.

(b) Holder may at any time withdraw the consents herein, by contacting Holder’s local human resources representative in writing. Holder further acknowledges that withdrawal of consent may affect Holder’s ability to realize benefits from the award of Restricted Stock Units, and Holder’s ability to participate in the Plan.

ARTICLE IV

DEFINITIONS

All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

COUNTRY APPENDIX

TO EXHIBIT 1-A

ADDITIONAL TERMS AND CONDITIONS

Capitalized terms, unless explicitly defined in this Country Appendix, shall have the meanings given to them in the Award Agreement or in the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Holder under the Plan if Holder resides in one of the countries listed below. If Holder is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Holder is currently residing and/or working, or if Holder transfers to another country after receiving the Restricted Stock Units, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to Holder.

Notifications

This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which Holder should be aware with respect to his participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Holder not rely on the information in this Appendix as the only source of information relating to the consequences of his participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest or Holder sells shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Holder’s particular situation and the Company is not in a position to assure Holder of a particular result. Accordingly, Holder are advised to seek appropriate professional advice as to how the relevant laws in his country may apply to his individual situation.

Finally, if Holder is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which Holder is currently residing and/or working, or if Holder transfers to another country after the grant of the Restricted Stock Units, the information contained herein may not be applicable to Holder in the same manner.

AUSTRALIA

Terms and Conditions

Australian Offer Document. The offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which will be provided to Holder with this Award Agreement.

Notifications

Securities Law Information. If Holder acquires shares of Common Stock pursuant to Restricted Stock Units and offers these shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Holder should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Holder will be required to file the report.

AUSTRIA

Notifications

Exchange Control Information. If Holder holds shares of Common Stock obtained through the Plan outside of Austria, Holder may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the fifteenth day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

When shares are sold, Holder may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all Holder’s accounts abroad meets or exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

AZERBAIJAN

Notifications

Securities Law Information. Holder understands that the Award Agreement, the Plan and all other materials he may receive regarding his participation in the Plan do not constitute advertising or offering of securities in Azerbaijan. The issuance of securities pursuant to the Plan has not been and will not be registered in Azerbaijan and, therefore, the securities described in any Plan-related documents may not be used for sale or public circulation in Azerbaijan. Further, Holder understands that the shares of Common Stock issued upon vesting of the Restricted Stock Units will be deposited into a Company-designated brokerage account in the U.S. as soon as practical after the applicable vesting date and in no event will shares issued upon vesting of the Restricted Stock Units be delivered to Holder in Azerbaijan. Any disposition or sale of such shares must take place outside Azerbaijan, which will be the case if the shares are sold on the New York Stock Exchange.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. Holder is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts (including brokerage accounts) held outside of Belgium on his annual tax return. Holder is also required to complete a separate report providing the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located.

BRAZIL

Terms and Conditions

Nature of Grant. The following provision supplements Section 1.2 of the Award Agreement:

In accepting the Restricted Stock Units, Holder acknowledges, understands and agrees that (i) Holder is making an investment decision, (ii) Holder will be entitled to vest in, and receive shares of Common Stock pursuant to, the Restricted Stock Units only if the vesting conditions are met and any necessary services are rendered by Holder between the Date of Grant and the vesting date, and (iii) the value of the underlying shares is not fixed and may increase or decrease without compensation to Holder.

Compliance with Law. In accepting the Restricted Stock Units, Holder agrees to comply with all applicable Brazilian laws and report and pay any and all applicable taxes associated with the vesting and settlement of the Restricted Stock Units, the sale of any shares acquired under the Plan, and the receipt of any dividends.

Notifications

Exchange Control Information. If Holder is a resident or domiciled in Brazil, he will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include shares of Common Stock acquired under the Plan.

BULGARIA

Notifications

Exchange Control Information. If Holder receives a payment related to the Plan in Bulgaria in excess of BGN 100,000 (or its equivalent in another currency, e.g., U.S. dollars), Holder should submit a form with information regarding the source of the income to the bank receiving such payment (for statistical purposes) upon transfer or within 30 days as of receipt. Holder should contact his bank in Bulgaria for additional information regarding this requirement.

CANADA

Terms and Conditions

Settlement Upon Vesting. The following provision supplements Section 2.3 of the Award Agreement:

Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units will be settled in shares of Common Stock only, not cash.

Forfeiture upon Termination of Services. The following sentence replaces the first sentence of the second paragraph of Section 2.2 of the Award Agreement:

For purposes of the Restricted Stock Units, Holder’s employer-employee or service relationship will be considered terminated as of the date that is the earlier of: (1) the date of Termination of Employment, (2) the date Holder receives notice of termination from the Employer, or (3) the date Holder is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to statutory law, regulatory law and/or common law).

The following provisions will apply to Holder if he is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all addenda, documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. The following provision supplements Section 3.9 of the Award Agreement:

Holder hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Holder further authorizes the Company, the Employer, its other Subsidiaries and the Administrator to disclose and discuss the Plan with their advisors. Holder further authorizes the Company, the Employer and any other Subsidiary of the Company to record such information and to keep such information in Holder’s employee file.

Notifications

Securities Law Information. Holder acknowledges that he is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the shares acquired under Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the New York Stock Exchange).

Foreign Asset/Account Reporting Information. Holder must report annually on Form T1135 (Foreign Income Verification Statement) the foreign property (including shares of Common Stock acquired under the Plan) he holds, if the total value of such foreign property exceeds C$100,000 at any time during the year. Unvested Restricted Stock Units also must be reported (generally at nil cost) on Form 1135 if the C$100,000 threshold is exceeded due to other foreign property held by Holder. The Form T1135 must be filed at the same time Holder files his annual tax return. Holder should consult his personal legal advisor to ensure compliance with applicable reporting obligations.

CHINA

Terms and Conditions

The following Terms and Conditions apply only to Holder if he is subject to the exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.

Vesting Schedule and Forfeiture Upon Termination. The following supplements Sections 2.1 and 2.2 of the Award Agreement:

Notwithstanding to anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units shall not vest unless and until the Company, the Employer or any other Subsidiary of the Company in China receives all necessary approvals from the SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals to offer such awards in China. Once SAFE approval has been received and provided Holder continues to be an Employee of the Company or a Subsidiary of the Company, Holder will receive a vesting credit for that portion of the Restricted Stock Units that would have vested prior to obtaining SAFE approval, if applicable, and the remaining portion of the Restricted Stock Units will vest in accordance with the Award Agreement. If Holder ceases to be an Employee prior to the receipt of SAFE approval, any unvested Restricted Stock Units will be forfeited.

Sale of Shares. Due to local regulatory requirements, upon the vesting of Restricted Stock Units, Holder agrees to the immediate sale of any shares of Common Stock issued under the Restricted Stock Units. Holder further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on his behalf pursuant to this authorization) and Holder expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock. Holder acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay Holder the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy any Tax-Related Items. Holder understands that the proceeds from the sale of shares may need to be repatriated to China pursuant to the below provision, and Holder agrees to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to receipt of the cash proceeds. Holder acknowledges that he is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Award Agreement.

Exchange Control Requirements. Holder understands and agrees that, pursuant to local exchange control requirements, Holder will be required to repatriate the cash proceeds from the immediate sale of the shares of Common Stock and the receipt of any dividends to China. Holder further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or Subsidiary of the Company, and Holder hereby consents and agrees that any proceeds from the sale of any shares of Common Stock Holder acquires upon the vesting of Restricted Stock Units may be transferred to such special account prior to being delivered to him.

Holder also understands that the Company will deliver the proceeds to him as soon as possible, but there may be delays in distributing the funds to him due to exchange control requirements in China. Proceeds will be paid to Holder in U.S. dollars. Holder will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account.

Holder further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Notifications

Exchange Control Information. Holder may be required to report to SAFE all details of his foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents.

DENMARK

Notifications

Exchange Control and Tax Reporting Information. Holder may hold shares of Common Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the shares are held with a non-Danish broker or bank, Holder is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, Holder must file a Declaration V (Erklaering V) with the Danish Tax Administration. Holder must sign the Declaration V and the broker or bank may sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Holder acknowledges that he is solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares acquired under the Plan and held in such account to the Danish Tax Administration as part of Holder’s annual income tax return. By signing the Form V, Holder at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when Holder opens a brokerage account (or a deposit account) outside of Denmark, the account will be treated as a deposit account because cash can be held in the account. Therefore, Holder must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Holder and the bank/broker must sign the Declaration K, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which Holder should do at the time he submits the Form K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Holder acknowledges that he is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Holder’s annual income tax return. By signing the Declaration K, Holder at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Foreign Asset/Account Reporting Information. If Holder establishes an account holding shares of Common Stock or cash outside of Denmark, Holder must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. These obligations are separate from and in addition to the obligations described above.

EGYPT

Notifications

Exchange Control Information. If Holder transfers funds into Egypt in connection with the Restricted Stock Units, Holder should transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language. By signing and returning this Award Agreement, Holder confirms having read and understood the documents relating to the grant and the Plan which were provided to Holder in English language. Holder accepts the terms of those documents accordingly.

En signant et renvoyant le présent Contrat d’Attribution, le Détenteur confirme avoir lu et compris les documents relatifs à l’attribution et au Plan qui ont été communiqués au Détenteur en langue anglaise. Le Détenteur accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information. The Restricted Stock Units are not intended to be French tax-qualified awards.

Foreign Asset/Account Reporting Information. If Holder holds shares of Common Stock outside France or maintain a foreign bank account, Holder should report to the French tax authorities on his annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Holder makes or receives a payment in excess of this amount, Holder is responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.

GREECE

There are no country specific provisions.

HONG KONG

Terms and Conditions

Settlement Upon Vesting. The following provision supplements Section 2.3 of the Award Agreement:

Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units will be settled in shares of Common Stock only, not cash.

Sale of Shares. To facilitate compliance with securities laws in Hong Kong, Holder agrees not to sell any shares of Common Stock issued at vesting of the Restricted Stock Units within six months of the Date of Grant.

Nature of Grant. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the grant of Restricted Stock Units shall be void.

Notifications

Securities Law Information. Warning: The Restricted Stock Units and shares of Common Stock issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company and its Subsidiaries. The Award Agreement, including this Appendix, the Plan and other incidental award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the award documentation been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible Employee of the Employer, the Company or any Subsidiary of the Company and may not be distributed to any other person. If Holder is in any doubt about any of the contents of the Award Agreement, including this Appendix, or the Plan, Holder should obtain independent professional advice.

ICELAND

Notifications

Exchange Control Information. Holder should consult with his personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. Holder is responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

Notifications

Exchange Control Information. Holder understands that Holder must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India within 90 days of receipt or any dividends within 180 days of receipt. Holder must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Holder deposits the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Holder’s responsibility to comply with applicable exchange control laws in India.

Because exchange control restrictions in India change frequently, Holder is advised to consult with his personal advisor before taking any action under the Plan.

Foreign Asset/Account Reporting Information. Holder understands that he is required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in his annual tax return. Holder understands that he is solely responsible for complying with this reporting obligation and that Holder is advised to confer with his personal tax advisor in this regard.

INDONESIA

Notifications

Exchange Control Information. If Holder remits funds (including proceeds from the sale of shares of Common Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and Holder may be required to provide information about the transaction (e.g., his relationship with the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report. Although the bank through which the transaction is made is required to make the report, Holder must complete a “Transfer Report Form.” The Transfer Report Form should be provided to him by the bank through which the transaction is to be made.

IRELAND

Terms and Conditions

Restriction on Type of Shares Issued to Directors. If Holder is a director or shadow director of the Company or an Irish Subsidiary of the Company, his Restricted Stock Units will be paid in newly issued shares of Common Stock only. Treasury shares will not be used to satisfy such Restricted Stock Units.

Notifications

Director Notification Obligation. If Holder is a director, shadow director or secretary of the Company or an Irish Subsidiary of the Company, Holder must notify the Company and/or the Irish Subsidiary of the Company in writing within five business days of receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

There are pending changes to this obligation which provide that the requirement applies only if the interest received or disposed of exceeds 1% of the Company. Holder should consult his personal legal advisor as to whether or not this notification requirement applies to him.

ISLE OF MAN

There are no country specific provisions.

ITALY

Terms and Conditions

Data Privacy. The following provision replaces in its entirety Section 3.9 of the Award Agreement:

Holder understands that the Company, the Employer and any other Subsidiary of the Company may hold certain personal information about Holder, including, but not limited to, Holder’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary of the Company, details of all Restricted Stock Units, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Holder’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.

Holder also understands that providing the Company with Data is necessary for the performance of the Plan and that Holder’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect Holder’s ability to participate in the Plan. The controller of personal data processing is Actavis plc. with registered offices at Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054, U.S., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Bogdan Oghina, with registered offices at Viale Pasteur, 10, 20014 Nerviano Italy.

Holder understands that Data will not be publicized. Holder understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Holder further understands that the Company and/or its Subsidiaries, will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Holder’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer Data to banks, other financial institutions, brokers or other third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Holder may elect to deposit any shares of Common Stock acquired at vesting of the Restricted Stock Units. Such recipients may receive, possess, process, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Holder’s participation in the Plan. Holder understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Holder understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Holder’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Holder understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Holder has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, Holder is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Holder’s local human resources representative.

Plan Document Acknowledgement. Holder acknowledges that Holder has read and specifically and expressly approves, without limitation, the following sections of the Award Agreement: “Nature of Grant,” “Responsibility for Taxes,” “Data Privacy” as replaced by the above consent, “Governing Law and Venue,” “Language,” and “Imposition of Other Requirements.”

Notifications

Foreign Asset/Account Reporting Information. If at any time during the fiscal year Holder holds foreign financial assets (including cash and shares of Common Stock) which may generate income taxable in Italy, Holder is required to report these assets on his annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information. The value of the financial assets held outside of Italy by Italian residents is subject to a foreign asset tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year.

LATVIA

There are no country specific provisions.

LITHUANIA

There are no country specific provisions.

MALTA

There are no country specific provisions.

MEXICO

Terms and Conditions

Labor Law Policy and Acknowledgment. By participating in the Plan, Holder expressly recognizes that Actavis plc, with registered offices at Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054, U.S., is solely responsible for the administration of the Plan and that Holder’s participation in the Plan and acquisition of shares of Common Stock does not constitute a relationship as an Employee with the Company since Holder is participating in the Plan on a wholly commercial basis and his sole Employer is Allergan Servicios Profesionales de SA de CV (“Actavis-Mexico”). Based on

the foregoing, Holder expressly recognizes that the Plan and the benefits that he may derive from participation in the Plan do not establish any rights between him and the Employer, Actavis-Mexico, and do not form part of the employment conditions and/or benefits provided by Actavis-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Holder’s relationship as an employee.

Holder further understands that his participation in the Plan is as a result of a unilateral and discretionary decision of the Company. Therefore, the Company reserves the absolute right to amend and/or discontinue Holder’s participation at any time without any liability to Holder.

Finally, Holder hereby declares that Holder does not reserve to himself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Holder therefore grants a full and broad release to the Company, the Employer, its other Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Ley Laboral y Reconocimiento. Participando en el Plan, el Tenedor de la acción reconoce expresamente que Actavis plc., , es el único responsable de la administración del Plan y que la participación del Tenedor de la acción en el mismo y la compra de acciones bursátiles no constituye de ninguna manera una relación laboral entre Usted y la Compañía dado que su participación en el Plan deriva únicamente de una relación comercial y que su único empleador es Allergan Servicios Profesionales de SA de CV (“Activas-Mexico”). Derivado de lo anterior,el Tenedor de la acción expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Tenedor de la acción y el empleador, Activas-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Activas-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de su trabajo.

Asimismo, entiendo que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía. Por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar la participación del Tenedor de la acción en cualquier momento, sin ninguna responsabilidad ante el Tenedor de la acción.

Finalmente, el Tenedor de la acción manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Tenedor de la acción otorga un amplio y total finiquito a la Compañía, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

MOLDOVA

Notifications

Exchange Control Information. Holder must repatriate all proceeds received from the sale of shares of Common Stock to Moldova within a reasonable time from receipt.

NETHERLANDS

There are no country specific provisions.

NEW ZEALAND

There are no country specific provisions.

NORWAY

There are no country specific provisions.

POLAND

Notifications

Exchange Control Information. If Holder holds foreign securities (including shares of Common Stock) and maintains accounts abroad, Holder will be required to file certain reports with the National Bank of Poland on the transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000 in the aggregate. If required, Holder must file reports on the transactions and balances of the accounts on a quarterly basis on special forms available on the website of the National Bank of Poland.

In addition, if Holder transfers funds in excess of €15,000 into Poland in connection with the sale of shares of Common Stock under the Plan, the funds must be transferred via a bank account held at a bank in Poland. Holder is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.

PUERTO RICO

There are no country specific provisions.

ROMANIA

Notifications

Exchange Control Information. If Holder deposits the proceeds from the sale of shares of Common Stock issued to him at vesting and settlement of the Restricted Stock Units in a bank account in Romania, he may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Holder should consult his personal advisor to determine whether he will be required to submit such documentation to the Romanian bank.

SERBIA

Notifications

Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, Holder is permitted to acquire shares of Common Stock under the Plan, but a report may need to be made of the acquisition of such shares, the value of the shares at vesting and, on a quarterly basis, any changes in the value of the shares. An exemption from this reporting obligation may apply if the shares are acquired for no consideration. As the exchange control regulations in Serbia may change without notice, Holder should consult with his personal advisor with respect to all applicable reporting obligations.

SINGAPORE

Notifications

Securities Law Information. The award of Restricted Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chapter 289) (“SFA”) the “Qualifying Persons” exemption under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Holder should note that the award of Restricted Stock Units is subject to section 257 of the SFA and Holder will not be able to make (i) any subsequent sale of shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of shares subject to the Restricted Stock Units in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. If Holder is a chief executive officer, director, associate director or shadow director of a Subsidiary of the Company or other related entity in Singapore, Holder is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary of the Company in writing when Holder receives an interest (e.g., Restricted Stock Units or shares of Common Stock) in the Company or any related company. In addition, Holder must notify the Singapore Subsidiary of the Company when Holder sell shares of Common Stock or shares of any related company (including when Holder sell shares issued upon vesting of the Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification of Holder’s interests in the Company or any related company must be made within two business days of becoming a chief executive officer or a director.

SLOVAKIA

Notifications

Foreign Asset / Account Reporting Information. Slovak Republic residents who carry on business activities as an independent entrepreneur (podnikatel) must report foreign assets (including any shares of Common Stock) to the National Bank of Slovakia (provided that the value of the foreign assets exceeds an amount of €2,000,000). These reports must be submitted on a monthly basis by the 15th day of the respective calendar month, as well as on a quarterly basis by the 15th day of the calendar month following the respective calendar quarter, using notification form DEV (NBS) 1-12, which may be found at the National Bank of Slovakia’s website at www.nbs.sk.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 3.8 of the Award Agreement:

By accepting the Restricted Stock Units, Holder agrees that, immediately upon the vesting of the Restricted Stock Units, Holder will notify the Company of the amount of any gain realized. If Holder fails to advise the Company of the gain realized upon vesting, Holder may be liable for any applicable fines and penalties. Holder will be solely responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Exchange Control Information. If no transfer of funds from South Africa is required under the Restricted Stock Units, no filing or reporting requirements should apply when the Restricted Stock Units vest. However, because the exchange control regulations are subject to change, Holder should consult with his personal advisor prior to the vesting and settlement of the Restricted Stock Units to ensure compliance with current regulations. Holder is responsible for ensuring compliance with all exchange control laws in South Africa.

SPAIN

Terms and Conditions

Nature of Grant. By accepting the Stock Units, Holder acknowledges and agrees to be bound by the terms of the Plan and the Award Agreement, including this Appendix. Holder understands and agrees that the Company offers Restricted Stock Units without any previously existing obligation based on the terms and conditions in the Plan and the Award Agreement and conditioned on Holder’s express acceptance of those terms and conditions. But for Holder’s agreement to those terms and conditions, the Restricted Stock Units would not be granted.

Forfeiture upon Termination of Services. The following provision supplements Section 2.2 of the Award Agreement:

Holder acknowledges and agrees that the Restricted Stock Units will automatically cease vesting and be forfeited without any compensation whatsoever in the event of any type of Termination of Employment, regardless of the reason for the termination. The Plan does not under any circumstances permit vesting after Termination of Employment including but not limited to cases of death, disability, retirement, unfair dismissal, constructive dismissal, resignation, or any other cases of termination. Given the possible required forfeiture under the Plan and Award Agreement, Holder should have no expectation that the Restricted Stock Units will eventually vest.

Holder understands and agrees that for purposes of the Restricted Stock Units, the date that Holder ceases providing active services to the Company, the Employer or any Subsidiary of the Company in the case of dismissal that is formalized pursuant to Spanish law will be the date of termination indicated in the letter of dismissal provided by the Employer, without prejudice to (i) any notice period that may be required by local law during which compensation may be due, (ii) any additional period during which social security payment obligations may continue, (iii) any post-termination interim salary (“salarios de tramitación”) that may be due, (iv) any official termination date that may apply under local law or due to court resolution or due to any settlement agreement agreed for other purposes, and/or (v) any other rights or obligations that may continue to exist under local law after the Termination of Employment. Upon Termination of Employment, Holder shall forfeit any Restricted Stock Units effective the date active services cease.

Language. A translation into Spanish of the Plan and the Award Agreement, including this Appendix, are attached to this document. In the event of any discrepancy between the meaning of the Spanish and English versions of the documents, the English version will prevail.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory regarding the Restricted Stock Units. No public offering prospectus has been, nor will it be, registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) (“CNMV”). Neither the Plan nor the Award Agreement constitutes a public offering prospectus and neither has been, nor will either be, registered with the CNMV.

Exchange Control Information. To participate in the Plan, Holder must comply with exchange control regulations in Spain. Holder is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Common Stock held in such accounts, depending on the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year.

Holder also must declare any shares of Common Stock that are acquired under the Plan to the Dirección General de Comercio e Inversiones of the Ministry of Industry, Tourism and Commerce (the “DGCI”). After the initial declaration, the declaration must be filed with the DGCI on a Form D-6 on an annual basis each January while the shares are owned. However, if the value of the shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

When receiving foreign payments exceeding €50,000 derived from the participation in the Plan (e.g., dividends or sales proceeds), Holder must inform the financial institution receiving the payment of the basis upon which such payment is made. Holder will need to provide the institution with certain information, including (i) his/her name, address and tax identification number, (ii) the name and corporate domicile of the Company, (iii) the amount of the payment and the currency used, (iv) the country of origin, (v) the reasons for the payment, and (vi) any further information that may be required.

Foreign Asset/Account Reporting Information. Holder understands that if he holds rights or assets (e.g., shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31, he is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31.

SWEDEN

There are no country specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The grant of the Restricted Stock Units is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

TURKEY

Notifications

Securities Law Information. The sale of shares of Common Stock acquired under the Plan is not permitted within Turkey. The sale of shares of Common Stock acquired under the Plan must occur outside of Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange in the U.S. under the ticker symbol “ACT” and shares may be sold on this exchange.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Holder in the Plan is being offered only to eligible Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Settlement Upon Vesting. The following provision supplements Section 2.3 of the Award Agreement:

Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units will be settled in shares of Common Stock only, not cash.

Responsibility for Taxes. The following provision supplements Section 3.8 of the Award Agreement:

Holder agrees that, if Holder does not pay or the Employer or the Company does not withhold from Holder the full amount of income tax that Holder owes at vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days of the U.K. tax year within which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Holder to the Employer, effective as of the Due Date. Holder agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs’ (“HMRC’s”) official rate and will be immediately due and repayable by Holder, and the Company and/or the Employer may recover it at any time thereafter by any of the means set forth in Section 3.8 of the Award Agreement.

Notwithstanding the foregoing, if Holder is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Holder is an executive officer or director and income tax is not collected from or paid by Holder by the Due Date, the amount of any uncollected income tax may constitute a benefit to Holder on which additional income tax and National Insurance contributions (“NICs”) may be due. Holder will be responsible for reporting and accounting for any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.

Joint Election. As a condition of participation in the Plan, the Holder agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or in Section 3.8 the Agreement.

Without prejudice to the foregoing, the Holder agrees to execute a joint election with the Company and/or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required by the Company or the Employer in respect of the Employer NICs liability. The Holder further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Holder’s Joint Election.

UNITED STATES

Notifications

Foreign Asset/Account Reporting Information. The Foreign Account Tax Compliance Act (“FATCA”) pertains to U.S. taxpayers who participate in or hold equity-based awards in one or more equity compensation plans offered by the Company, including Restricted Stock Units. Under FATCA, the Company is considered a “non-U.S. issuer” with the result that Holder may have reporting obligations on Form 8938 when filing his annual income tax return (Form 1040). Information regarding Form 8938 is available at www.irs.gov/pub/irs-pdf/i8938.pdf.

These reporting obligations apply to the extent the aggregate value of Holder’s holdings (when aggregated with other specified foreign financial assets held by Holder) exceed certain thresholds. The threshold amounts of the value of the equity holdings (and other foreign assets) that trigger the reporting obligations depend on Holder’s filing status (e.g., unmarried/married filing separately) and whether Holder resides in the U.S. or outside of the U.S. Shares of Common Stock issued by a non-U.S. issuer that are held in a financial account maintained by a U.S. financial institution (such as a brokerage firm) are not subject to these reporting requirements. However, it is not clear under current guidance whether rights to acquire shares of Common Stock, such as Restricted Stock Units (i.e., as opposed to shares of Common Stock Holder owns), are eligible for this exception. Holder should consult his personal tax advisor to determine whether these FATCA reporting requirements apply to him as a result of his equity holdings in the Company, including the Restricted Stock Units or shares of Common Stock Holder acquires under the Plan.

ANNEX 1 TO FOREIGN COUNTRY APPENDIX

Countries where cash must be paid in settlement of RSUs

Albania

Belarus

Czech Republic

Estonia

Hungary

Japan

Kazakhstan

Kosovo

Malaysia

Mongolia

Russian Federation

Saudi Arabia

South Africa

Thailand

Ukraine

Uzbekistan

Vietnam